UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 3, 2014

Sucampo Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33609	30-0520478
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4520 East-West Highway, 3rd Floor Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   (301) 961-3400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 9, 2014, the Company and its affiliate, Sucampo AG (collectively, Sucampo), along with R-Tech Ueno, Ltd. (RTU), Takeda Pharmaceutical Company Limited and certain affiliates of Takeda (collectively, Takeda) executed a settlement and license agreement (Agreement) with Anchen Pharmaceuticals, Inc., Par Pharmaceutical, Inc. and Par Pharmaceutical Companies, Inc. (collectively, Par) that resolves patent litigation in the United States (U.S.) related to Sucampo's AMITIZA® (lubiprostone) 8 mcg soft gelatin capsule and 24 mcg soft gelatin capsule product. Under the terms of the Agreement, Sucampo and RTU will grant Par a non-exclusive license to market Par's generic version of lubiprostone 8 mcg soft gelatin capsule and 24 mcg soft gelatin capsule (licensed products) in the U.S. for the indications approved for AMITZA® beginning January 1, 2021, or earlier under certain circumstances. Beginning on January 1, 2021, Par will split with Sucampo the gross profits of the licensed products sold during the term of the Agreement, which continues until each of the Sucampo patents has expired. In the event Par elects to launch an authorized generic, Sucampo will supply Par under the terms of a manufacturing and supply agreement at a negotiated price. Additionally, Sucampo, RTU, Takeda, and Par have agreed to dismiss with prejudice the patent litigation filed in the U.S. District Court for the District of Delaware.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the fiscal period ending September 30, 2014.

On October 9, 2014, the Company issued a press release pursuant to which it announced that it had entered into the Agreement. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 8.01. Other Events.

On October 3, 2014 (the "Notice Date"), Sucampo received a Paragraph IV certification notice letter (the "Notice Letter") regarding an ANDA submitted to the FDA by Dr. Reddy's Laboratories, Inc. ("Dr. Reddy's") requesting approval to market, sell, and use a generic version of the 8 mcg and 24 mcg AMITIZA® soft gelatin capsule ("lubiprostone capsule") products.

In its Notice Letter, Dr. Reddy's alleges that U.S. Patent Nos. 6,414,016; 6,583,174; 7,064,148; 7,417,067; 8,026,393; 8,071,613; 8,088,934; 8,097,649; 8,114,890; 8,338,639; 8,748,481; 8,779,187; 7,795,312; 8,097,653; and 8,389,542 (collectively, the "Patents"), which cover compositions, formulations and methods of using AMITIZA®, are invalid, unenforceable and/or will not be infringed by Dr. Reddy's manufacture, use or sale of the product described in its ANDA. The latest of the Patents expire in 2027.

The Company is currently reviewing the Notice Letter. By statute, if Sucampo initiates a patent infringement lawsuit against Dr. Reddy's within 45 days of the Notice Date, the FDA would automatically stay approval of Dr. Reddy's ANDA until the earlier of 30 months from the Notice Date or entry of a district court decision finding the Patents invalid or not infringed. The Company intends to vigorously enforce its intellectual property.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit relating to Item 1.01 shall be deemed to be furnished, and not filed:

99.1 Press Release issued by the Company on October 9, 2014

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sucampo Pharmaceuticals, Inc.

Date:	October 9, 2014	By:	/s/ THOMAS J. KNAPP
			Name:	Thomas J. Knapp
			Title:	EVP, Chief Legal Officer and Corporate Secretary